UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 28, 2014

LMI AEROSPACE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Missouri
(State or Other Jurisdiction of Incorporation)

0-24293	43-1309065
(Commission File Number)	(IRS Employer Identification No.)

411 Fountain Lakes Blvd., St. Charles, Missouri	63301
(Address of Principal Executive Offices)	(Zip Code)

(636) 946-6525
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 28, 2014, LMI Aerospace, Inc. (the “Company”) received notice from Richard L Johnson, the President of the Company’s wholly owned subsidiary D3 Technologies, Inc. (“D3”), that Mr. Johnson will retire effective September 30, 2014. Effective as of September 2, 2014, Mr. Johnson ceased serving as the President of D3, but will remain an employee through his retirement date and assist with the transition of his duties to his successor.

Effective September 2, 2014, Jay Inman, the Company’s Vice President of Engineering since January 2014, was promoted to succeed Mr. Johnson, and was assigned the title of President, Engineering Services. Mr. Inman, age 56, has over 32 years of experience in the design, manufacture, and certification of aircraft components. From 2007 until he joined the Company, Mr. Inman was employed by Triumph Aerostructures in the Vought Aircraft Division where, at the time of his departure, he served as Project Director for the Bombardier Global 7000/8000 Wing Offload Program.  While at Vought, Mr. Inman also held leadership positions in the Gulfstream V Wing and Boeing 747-8 China Sourcing Programs.  Prior to working at Vought, Mr. Inman worked at Aviation Partners Boeing, and was a Project Manager and Vice President-Programs on several aftermarket winglet modification projects. Mr. Inman completed the Mechanical Engineering program at Texas A&M University in 1980.

Mr. Inman has not had a direct or indirect material interest in any transaction with the Company required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no family relationships between Mr. Inman and any Company officer or director.

Section 8 - Other Events

Item 8.01.	Other Events.

On September 2, 2014, the Company issued a press release announcing the management changes described in this Current Report on Form 8-K (the “Press Release”). A copy of the Press Release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.
See the Exhibit Index which is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 3, 2014

LMI AEROSPACE, INC.

By:	/s/ Clifford C. Stebe, Jr.
Clifford C. Stebe, Jr. Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by LMI Aerospace, Inc. dated September 2, 2014.